UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) August 2, 2010
NEWBRIDGE BANCORP
(Exact Name of Registrant as Specified in Charter)

North Carolina	000-11448	56-1348147
State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

1501 Highwoods Boulevard, Suite 400,
Greensboro North Carolina	27410
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code (336) 369-0900
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
     Executive Officer Compensation. On August 2, 2010, NewBridge Bancorp (the “Company”), its subsidiary NewBridge Bank (the “Bank”) and Robin S. Hager, Executive Vice President and Chief Resource Officer of the Company and the Bank, executed an Employment and Change of Control Agreement (the “Employment Agreement”).
     There follows a brief description of the terms and conditions of the Employment Agreement. Unless defined herein, capitalized terms shall have the meaning given them in the Employment Agreement, a copy of which is attached as Exhibit 99.1, and incorporated herein by reference.
     Notwithstanding any other provision of the Employment Agreement, for so long as the United States Department of the Treasury (“UST”) holds shares of preferred stock of the Company, purchased by the UST under the Capital Purchase Program implemented under the Emergency Economic Stabilization Act of 2008, certain restrictions will apply, as provided for in Appendix A to the Employment Agreement. These restrictions cause many of the provisions of the Employment Agreement to be without effect, with the consequence that Ms. Hager may not receive incentive compensation, golden parachute payments or severance payments, except as specifically allowed by the American Recovery and Reinvestment Act of 2009 and interim final rules promulgated thereunder by the UST. Further, Ms. Hager has waived and released any and all claims, actions and claims for release and causes of action she has or may have against the Company and the Bank arising thereunder, until such time as the Company and the Bank are no longer subject to these restrictions.
     The Employment Agreement provides for Ms. Hager’s employment as Executive Vice President and Chief Credit Officer of the Company and the Bank, with duties and responsibilities as are customary for persons holding such executive offices of institutions that are a part of the financial institutions industry. Unless earlier terminated, the Employment Agreement has a term of three years beginning as of August 1, 2010 (the “Effective Date”) and ending as of July 31, 2013 (the “Employment Period”).
     The Company and the Bank (together “NewBridge”) will pay Ms. Hager a base salary at the rate of at least $182,500 per year (“Base Salary”), less normal withholdings, payable in equal monthly or more frequent installments as are customary under the Bank’s payroll practices from time to time. The Bank shall review Ms. Hager’s total compensation at least annually and in its sole discretion may adjust Ms. Hager’s total compensation from year to year, but during the Employment Period, Ms. Hager’s Base Salary may not decrease below $182,500, and periodic increases in Base Salary, once granted, may not be revoked.
     Ms. Hager shall be entitled to participate in all of NewBridge’s (i) executive management incentive plans, (ii) long-term incentive plans; and (iii) stock option, stock grant and similar plans, and in each of the foregoing cases any successor or substitute plans, and in at least as favorable a manner as any participant who is a member of NewBridge’s senior executive management, at the same level as Ms. Hager.
     Ms. Hager shall be entitled to participate in all savings, pension and retirement plans (including supplemental retirement plans), practices, policies and programs applicable generally to NewBridge’s senior executive employees (the “Benefit Plans”), on at least as favorable a basis as any other participant who is a member of NewBridge’s senior executive management, at the same level as Ms. Hager.
     Ms. Hager and/or Ms. Hager’s family, as the case may be, shall be eligible for participation in and shall receive all benefits under all welfare benefit plans, practices, policies and programs provided by NewBridge (including, without limitation, medical, hospitalization, prescription, dental, disability, employee life, group life, accidental death and dismemberment, and travel accident insurance plans and programs) to the extent applicable generally to NewBridge’s senior executive employees (“Welfare Benefit Plans”).

     Ms. Hager shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by Ms. Hager in accordance with NewBridge’s policies, practices and procedures, to the extent applicable generally to NewBridge’s other senior executive employees.
     Ms. Hager shall be entitled to fringe benefits in accordance with NewBridge’s plans, practices, programs and policies in effect for their senior executive employees.
     Ms. Hager shall be entitled annually to a minimum of 33 business days of paid vacation and shall be entitled to that number of business days of paid disability, sick and other leave specified in NewBridge’s employment policies.
     Ms. Hager’s employment with NewBridge shall terminate automatically upon Ms. Hager’s death. Otherwise, NewBridge may terminate Ms. Hager’s employment for Cause, Without Cause and/or if NewBridge determines in good faith that the Disability of Ms. Hager has occurred, after notice of such determination. Also, Ms. Hager may terminate her employment for Good Reason.
     If NewBridge terminates Ms. Hager’s employment Without Cause, or Ms. Hager terminates her employment for Good Reason, in each case, other than in connection with a Change of Control, then in consideration of Ms. Hager’s services rendered prior to such Termination:
(i)	NewBridge shall pay Ms. Hager the following cash sums: (a) her Base Salary through the Date of Termination, (b) any accrued vacation, sick and other leave pay, (c) the product of (1) the number of days remaining in the Employment Period and (2) Ms. Hager’s Base Salary, divided by 365, and (d) the product of (x) Ms. Hager’s aggregate cash bonus for the last completed fiscal year, and (y) a fraction, the numerator of which is the number of days in the current fiscal year through the Date of Termination, and the denominator of which is 365;

(ii)	for the Remaining Employment Period, or such longer period as may be provided by the terms of the appropriate plan, program, practice or policy, NewBridge shall continue to provide benefits to Ms. Hager and/or Ms. Hager’s family at least equal to those which would have been provided to them in accordance with the Welfare Benefit Plans if Ms. Hager’s employment had not been terminated; provided, however, that if Ms. Hager becomes re-employed with another employer and is eligible to receive substantially the same benefits under the other employer’s plans, the benefits provided by NewBridge shall be secondary to those provided under such other employer’s plans; and

(iii)	NewBridge shall timely pay or provide to Ms. Hager any other amounts or benefits required to be paid or provided or which Ms. Hager is eligible to receive under any Welfare Benefit Plan.
     If Ms. Hager’s employment terminates by reason of her death, Ms. Hager’s legal representatives shall become entitled to the following: (i) Accrued Obligations shall be timely paid; (ii) Other Benefits shall be timely paid or provided; (iii) all stock options that are “incentive stock options” (“ISOs”), as described in Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), previously granted to Ms. Hager that vested at or prior to the Date of Termination shall remain exercisable for the longer of 12 months and the exercise period in effect immediately prior to the Date of Termination; (iv) all nonqualified stock options shall remain exercisable for the period of exercise in effect immediately prior to the Date of Termination; (v) all options previously granted to Ms. Hager and scheduled to vest in the year of death shall immediately vest and be exercisable for the exercise period set forth in the applicable grants; and (vi) Ms. Hager’s rights to all benefits under all Benefit Plans that are “nonqualified” plans shall be 100% vested at the time of Ms. Hager’s death.

     If Ms. Hager’s employment is terminated by reason of her Disability, Ms. Hager shall only be entitled to the following: (i) Accrued Obligations shall be timely paid; (ii) Other Benefits shall be timely paid or provided; (iii) all options that are ISOs and that vested at or prior to the Date of Termination shall remain exercisable for the lesser of 12 months and the period of exercise in effect immediately prior to the Date of Termination; (iv) all options previously granted and scheduled to vest in the year in which the Date of Termination occurs shall immediately vest and be exercisable (A) in the case of ISOs, for 12 months from the Date of Termination, and (B) in the case of nonqualified stock options, for the exercise period set forth in the applicable grant; and (v) all other options that vested at or prior to the Date of Termination shall remain exercisable for the period of exercise in effect immediately prior to the Date of Termination.
     If Ms. Hager’s employment is terminated for Cause, Ms. Hager shall only be entitled to the following: (i) the Accrued Obligations shall be paid in a lump sum in cash on the 30th day after the Date of Termination, and (ii) Other Benefits shall be paid or provided in a timely manner, provided, however, that Ms. Hager’s right to continue to participate in Welfare Benefit Plans shall terminate on the 30th day following the Date of Termination, subject to her rights under the Consolidated Omnibus Budget Reconciliation Act of 1985.
     In the event that NewBridge terminates Ms. Hager’s employment Without Cause, or Ms. Hager terminates her employment for Good Reason, in any such case at the time of or within one year after a Change of Control, Ms. Hager shall be entitled to receive the following Change Of Control payments and benefits:
(i)	NewBridge shall pay Ms. Hager the aggregate of the following amounts:
(A)	the sum of her Accrued Obligations;

(B)	the greater of (x) Ms. Hager’s Base Salary, divided by 365 and multiplied by the number of days remaining in the Employment Period; and (y) an amount equal to 2.99 times Ms. Hager’s Base Salary; and

(C)	the product of (x) Ms. Hager’s aggregate cash bonus for the last completed fiscal year, and (y) a fraction, the numerator of which is the number of days in the current fiscal year through the Date of Termination, and the denominator of which is 365;
     In the event that Ms. Hager violates the non-compete and/or non-solicit covenants, described below, no payments shall be due under paragraphs (B) and (C) above.
(ii)	for the number of days remaining in the Employment Period from and after the Change of Control Termination Date, or such longer period as may be provided by the terms of the appropriate plan, program, practice or policy, NewBridge shall continue benefits to Ms. Hager and/or Ms. Hager’s family at least equal to those which would have been provided to them in accordance with applicable Welfare Benefit Plans if Ms. Hager’s employment had not been terminated; provided, however, that if Ms. Hager becomes reemployed with another employer and is eligible to receive substantially the same benefits under the other employer’s plans as Ms. Hager would receive under the Welfare Benefit Plans, the benefits provided by NewBridge shall be secondary to those provided under such other plans during such applicable period of eligibility; and

(iii)	all options previously granted to Ms. Hager that are unvested as of the Change of Control Termination Date shall be deemed vested, fully exercisable and non-forfeitable as of the Change of Control Termination Date (provided, however, that options granted less than six months before the Change of Control Termination Date shall not be exercisable until the first day subsequent to the six months following their dates of grant) and all previously granted options that are vested, but unexercised, on the Change of Control

Termination Date shall remain exercisable, in each case for the period during which they would have been exercisable absent the termination of Ms. Hager’s employment, except as otherwise specifically provided by the Code; and
(iv)	Ms. Hager’s benefits under all Benefit Plans that are nonqualified plans shall be 100% vested, regardless of Ms. Hager’s age or years of service, as of the Change of Control Termination Date.
     During the Restricted Period, Ms. Hager shall not, within the geographic areas composed of the circles surrounding the Bank’s then-existing banking offices, with each circle having the applicable banking office as its center point and a radius of 25 miles (the “Territory”), directly or indirectly, in any capacity, render her services, or engage or have a financial interest in, any business that shall be competitive with any of those business activities in which NewBridge or any of NewBridge’s subsidiaries (the “NewBridge Group”) is engaged as of the date of the Employment Agreement, which business activities include the provision of banking services (collectively, the “Business”).
     During the Restricted Period, within the Territory, Ms. Hager shall not, directly or indirectly, individually or on behalf of any other person or entity (other than NewBridge), offer to provide banking services to any person, partnership, corporation, limited liability company, or other entity who is or was (i) a customer of any member of the NewBridge Group during any part of the 12 month period immediately prior to the Date of Termination, or (ii) a potential customer to whom any member of the NewBridge Group offered to provide banking services during any part of the twelve month period immediately prior to the Date of Termination.
     During the Restricted Period, within the Territory, Ms. Hager shall not, directly or indirectly, individually or on behalf of any other person or entity, solicit, recruit or entice, directly or indirectly, any employee of any member of the NewBridge Group to leave the employment of such member to work with Ms. Hager or with any person, partnership, corporation, limited liability company or other entity with whom Ms. Hager is or becomes affiliated or associated.
     The non-compete provisions shall not be operative upon, or be in any way enforceable against Ms. Hager at or after a termination by Ms. Hager for Good Reason; or a termination by NewBridge Without Cause if Ms. Hager returns and/or waives her right to receipt of continued benefits under the Employment Agreement (other than Accrued Benefits).

ITEM 5.02.	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; APPOINTMENT OF PRINCIPAL OFFICERS.
(e) A brief description of the material terms of Ms. Hager’s Employment Agreement is contained in Item 1.01, “Entry into a Material Definitive Agreement,” above, and is incorporated herein by reference.
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.
(c) Exhibits.
The following exhibits are filed herewith:

Exhibit No.	Description of Exhibit
Exhibit 99.1	Employment and Change of Control Agreement among NewBridge Bancorp, NewBridge Bank and Robin S. Hager, dated August 1, 2010.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWBRIDGE BANCORP
Dated: August 3, 2010	By:	/s/ Ramsey K. Hamadi
Ramsey K. Hamadi
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
Exhibit 99.1	Employment and Change of Control Agreement among NewBridge Bancorp, NewBridge Bank and Robin S. Hager, dated August 1, 2010.